Patrick LaPlatney Appointed CEO and Board Member

of The Tube Media Corp.

Shane Coppola Named Chairman of The Board

FORT LAUDERDALE, FL, July 31, 2006--THE TUBE Media Corp. (OTCBB:TUBM), has appointed media industry veterans Pat LaPlatney to the position of CEO and Board Member and Shane Coppola as Chairman of its Board of Directors. THE TUBE Media Corp. is the parent company of THE TUBE Music Network, the newly launched 24-hour music network led by founder/CEO Les Garland.

“The appointment of these two highly respected and successful executives is a very important strategic step towards enhancing the executive team and accelerating the growth of THE TUBE Music Network,” said Tube Music Network founder/CEO, Garland who also serves as Senior Executive Vice President of THE TUBE Media Corp.

Mr. LaPlatney added: “Shane and I are excited about the opportunity to execute and build upon Les’ vision and goals for the network. Les and his team have created a unique and compelling content offering and built an unparalleled digital broadcast, cable, and satellite distribution platform. We look forward to working closely with THE TUBE’s industry leading broadcast partners including Tribune Broadcasting (NYSE: TRB), Sinclair Broadcast Group (NASDAQ: SBGI), and Raycom Media.

We are honored to have been elected to join the Board of Tube Media Corp., and we will work tirelessly to execute the initiatives that differentiate THE TUBE Music Network and transform it into the most successful new media offering in the rapidly emerging digital space.”

From 2003 through December 2005, Mr. Coppola was the President, Chief Executive Officer, and Member of the Board of Directors of Westwood One, Inc. (NYSE: WON), the leading provider of national programming and local content to the radio and television industries, overseeing all aspects of the Company’s operations from its corporate headquarters in New York City. Mr. Coppola is currently the Managing Member of America Skating Centers, LLC and serves on the board of directors of Global Traffic Network, Inc. (NASDAQ: GNET) and FirstSpin, Inc.

From 1999-2002, Mr. Coppola served as Executive Vice President of Westwood One, where he played a dual role in the company managing the day-to-day operations of Westwood One’s Metro Networks and Shadow Broadcast Services, and working on business development, investor relations and acquisitions.

Mr. Coppola was an Executive Vice President and board member of Metro Networks, Inc. from 1992-1999. Mr. Coppola helped build Metro Networks, which was acquired by WON for approximately $1 billion in September 1999, into the largest national provider of customized, local content to television and radio stations, cable systems, internet, wireless and in-vehicle services and played an integral role in Metro’s $250 million Initial Public Offering in 1996.

From 1989-1992, Mr. Coppola was a member of the Media and Communications Finance Group at The Toronto-Dominion Bank. Mr. Coppola earned a Masters of Business Administration from the William E. Simon School of Business Administration in 1989 and a Bachelor of Arts from the University of Rochester in 1988.

From 2002-2006, Mr. LaPlatney was an Executive Vice President of Westwood One, where he was responsible for all of the operations of Westwood’s Television business as well as the Information Services division of the Company, SmartRoute Systems. He served as Senior Vice President of Westwood One Television from 1999-2002, where during his tenure, he oversaw the local news and information services of the Company.

In 1997, Mr.LaPlatney joined Metro Networks as Senior Vice President of the Television Division, one of six Executive Officers in the publicly held company. While at Metro Networks, Mr. LaPlatney, oversaw the launch of new national unwired network as well as the introduction of their WebTraffic internet service.

He began his career in 1982 as a sales executive at Blair Television, Inc. moving to Raycom Media in 1989 where over the next eight years, he rose from the position of Manager, Southeast Region Sales to Vice President, Affiliate Relations and eventually, Senior Vice President, Programming & Distribution.

This press release may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management's intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully consider the various disclosures, including risk factors and their cautionary statements.

Contact: Barry Kluger

bkluger@thetubetv.com

480-703-8135